EXHIBIT 10

                             AGREEMENT

     THIS AGREEMENT made and entered into as of the 16th day of October, 1996, by and between Modine Manufacturing Company, a Wisconsin corporation, having its principal place of business in Racine, Wisconsin (the "Company"), and Donald R. Johnson, of Racine, Wisconsin (the "Executive").

     WHEREAS, the Company desires to engage the Executive and Executive is desirous of committing himself to serve the Company for the period and on the terms herein provided.

     NOW THEREFORE, In consideration of the foregoing and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:


     I.   Employment; Period of Employment.
          --------------------------------

          1.01 The Company hereby agrees to continue Executive in its employ, and Executive hereby agrees to remain in the employ of the Company for a period of two (2) years, commencing on October 16, 1996 and ending on October 16, 1998, (the "Period of Employment"); provided, however, that on each anniversary of the date of this Agreement the Period of Employment shall be automatically extended for an additional year unless prior thereto either party hereto has given written notice to the other that each party does not wish to extend the Period of Employment.


     II.  Position; Duties; Responsibilities.
          ----------------------------------

          2.01 It is contemplated that during the Period of Employment the Executive shall continue to serve as a principal officer of the Company with the offices, titles, reporting responsibilities, duties and responsibilities including those specifically set forth in Exhibit A attached to and made a part of this Agreement. At all times during the Period of Employment Executive shall hold a position of responsibility and importance with duties and responsibilities attached thereto, at least equal in scope, responsibility and importance to and commensurate with the position described in general terms herein in Exhibit A.

          2.02 Throughout the Period of Employment the Executive shall devote his full time and undivided attention during normal business hours to the business and affairs of the Company except for reasonable vacations. The office of the Executive shall be located at the principal offices of the Company within the Racine, Wisconsin area and the Executive shall not be required to locate his office elsewhere without his prior written consent nor shall he be required to be absent therefrom on travel status or otherwise more than ninety (90) working days in any year nor more than twenty (20) consecutive days at any one time.

     III. Compensation; Compensation Plans; Perquisites.
          ---------------------------------------------

          3.01  (a)  For all services rendered by the
Executive during the Period of Employment, Executive shall be paid as compensation:

                     (i)  A base salary (the Minimum Base
Salary), payable not less often than monthly, of no less than $300,000 per year, with such increases in such rate as shall be awarded from time to time in accordance with the Company's regular administrative practices of other salary increases applicable to Executives of the Company in effect on the date of this Agreement and

                     (ii) An annual incentive award or bonus
under the Company's Management Incentive Plan, or such equivalent successor plan as may be adopted by the Company, that is 80% of the Chairman's incentive payment rate times the Executive's base salary.

          3.02  During the Period of Employment the
Executive shall be and continue to be a full participant in the Incentive Stock Option Plan of the Company, the Restricted Stock Plan and in any and all other executive incentive plans in which executives of the Company participate that are in effect on the date hereof and that may hereafter be adopted, including, without limitation, any stock option, stock purchase, stock appreciation right plans, restricted stock plans, or equivalent successor plans that may be adopted by the Company, with at least the same reward opportunities that have heretofore been provided. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the present practice of the Company.

          3.03  During the Period of Employment the
Executive shall be entitled to participate in the executive perquisites of the Company as determined by the Board of Directors for key employees, including without limitation, an office, secretarial and clerical services, paid annual
Mayo Clinic Visits and income tax and estate planning services.


     IV.  Employee Benefit Plans.
          ----------------------

          4.01  The Executive, his dependents and
beneficiaries, including, without limitation, any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Pension and Disability Plan of the Company, shall be entitled to all payments and benefits and service credit for benefits during the Period of Employment to which officers of the Company, their dependents and beneficiaries, are entitled as the result of the employment of such officers under the terms of employee plans and practices of the Company, including, without limitation, the Pension and

Disability Plan of the Company, the Modine Contributory Employee Stock Ownership and Investment Plan, the 401(k) plan, its death benefit plans (consisting of its Group Insurance Plan for Management Employees providing term life insurance, accidental death and dismemberment insurance, and travel accident insurance), its disability benefit plans (consisting of its Income Protection Plan providing salary continuation, sickness and accident and long-term disability benefits), its medical, dental and health and welfare plans and other present or equivalent successor plans and practices of the Company, for which officers, their dependents and beneficiaries, are eligible, and to all payments or other benefits under any such plan or practice subsequent to the Period of Employment as a result of participation in such plan or practice during the Period of Employment.

          4.02 Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice, but, it being the intent of the parties that the Executive shall continue to be entitled during the Period of Employment to perquisites as set forth in paragraph 3.03 above and to benefits and service credit for benefits under paragraph
4.01 above through the Period of Employment hereunder.


     V.   Supplemental Retirement Benefit.
          -------------------------------

          5.01 Since certain limitations are placed on the amount of benefits receivable by participants under the Company's Pension and Disability Plan by the Internal Revenue Code, and on the amounts contributable to the Company's Salary Reduction Plan (401(k) Plan) under Article 5 of such plan, the Company shall provide the Executive and his beneficiaries with benefits equal to the benefits lost under those Plans as a result of these limitations. Payments of such Supplemental Retirement Benefits shall be made to the Executive or his beneficiaries in a manner consistent with the elections available under the Pension and Disability Plan and the 401(k) Plan.


     VI.  Effect of Death or Disability.
          -----------------------------

          6.01 In the event of the death of the Executive during the Period of Employment, the legal representative of the Executive shall be entitled to the compensation provided for in paragraph 3.01 above for the month in which death occurred.

          6.02 (a) The term "Disability," as used in this Agreement, shall mean an illness or accident occurring during the Period of Employment which prevents the Executive from performing his duties under this Agreement.

                (b)  In the event of the Disability of the
Executive during the Period of Employment, the Executive shall be entitled for a period of twelve (12) months to the benefits provided for in paragraph 3.01(a)(i) and 3.01(a)(ii) above, at the rate being paid at the time of the commencement of Disability. After a disability period of twelve (12) months, the Executive shall receive disability payments of 60% of the monthly compensation set forth in paragraphs 3.01(a)(i) and 3.01(a)(ii) less the amount of any Company group insured long-term disability benefits he receives. These disability payments are to continue to be paid to the Executive until the end of the Period of Employment. This shall not preclude the Executive from receiving disability benefits after the Period of Employment under the Company's group long-term disability plan.


     VII. Termination.
          -----------

          7.01 The Company may at its option terminate this Agreement at any time during the term hereof, with or without cause. In the event of a termination, as defined in paragraph 7.03 below, during the Period of Employment, the provisions of this Section VII shall apply. Any provision of this Agreement to the contrary notwithstanding, the payments, benefits, service credit for benefits and other matters provided in this Section VII in the event of such a Termination are in addition to any such items provided by
Section V.

          7.02 In the event of a Termination, the Company shall, as liquidated damages, severance pay, and payment for services rendered in the past, pay to the Executive an amount equal to the Average Annual Earnings of the Executive during the remainder of the Period of Employment. During the period that payments provided in this paragraph 7.02 are required, the Executive, his dependents and beneficiaries, shall continue to be entitled to all benefits under employee benefit plans of the Company as if Executive was still employed and the period in which such payments are provided shall be continued service with the Company for the purpose of continued credits under the employee benefits plans and for purposes of determining payments and other rights in respect of awards made or accrued prior to termination under the executive incentive plans referred to in paragraph 3.02.

                (a)  The term "Average Annual Earnings"
shall mean the arithmetic average of the Executive's annual compensation includable in the Executive's gross income in the five taxable year period preceding the taxable year of termination.

          7.03  The word "    Termination," shall mean:

                (a)  Termination by the Company of the
employment of the Executive for any reason other than for Cause as defined in paragraph 7.04 below or for disability or death.

                (b)  Termination by the Executive of his
employment with the Company upon the occurrence of any of the following events:

                     (i)  Failure to elect or reelect the
Executive to, or removal of the Executive from, the offices described in paragraph 2.01 above and Exhibit A to this Agreement.

                     (ii) A significant change in the nature
or scope of the authorities, powers, functions or duties attached to the position described in paragraph 2.01 above and Exhibit A to this Agreement, or a reduction in compensation, which is not remedied within thirty (30) days after receipt by the Company of written notice from the Executive.

                     (iii)    A determination by the
Executive made in good faith that as a result of a Change of Control of the Company, as defined in Section XIV below, and a change in circumstances thereafter and since the date of this Agreement significantly affecting his position, he is unable to carry out the authorities, powers, functions, or duties attached to his position and contemplated by Section II of this Agreement and the situation is not remedied within thirty (30) days after receipt by the Company of written notice from the Executive of such determination.

                     (iv) A breach by the Company of any
provision of this Agreement not embraced within the foregoing clause (i), (ii), and (iii) of this subparagraph 7.03(b) which is not remedied within thirty (30) days after receipt by the Company of written notice from the Executive.

                     (v)  The liquidation, dissolution,
consolidation or merger of the Company or transfer of all or a significant portion of its assets unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred shall have assumed all duties and obligations of the Company under this Agreement but without releasing the Company that is the original party to this Agreement;
provided that in any event set forth in this subparagraph 7.03(b) above, the Executive shall have elected to terminate his employment under this Agreement upon not less than forty
(40) and not more than ninety (90) days' advance written notice to the Board of Directors of the Company, attention of the Secretary, given, except in the case of a continuing breach, within three calendar months after (A) failure to be so elected or reelected, or removal, (B) expiration of the thirty (30) day cure period with respect to such event, or
(C) the closing date of such liquidation, dissolution, consolidation, merger or transfer of assets, as the case may be.

          An election by the Executive to terminate his employment given under the provisions of this paragraph 7.03 shall not be deemed a voluntary termination of employment by the Executive for the purpose of this Agreement or any plan or practice of the Company.

          7.04 For the purpose of any provision of this Agreement, the termination of the Executive's employment shall be deemed to have been for Cause only:

                (a)  if termination of his employment shall
have been the result of an act or acts of dishonesty on the part of the Executive constituting a felony and resulting or intended to result directly or indirectly in gain or personal enrichment at the expense of the Company, or

                (b)  if there has been a breach by the
Executive during the Period of Employment of the provisions of Section IX relating to confidential information, and such breach results in demonstrably material injury to the Company.

          7.05 In the event that the Executive's employment shall be terminated by the Company during the Period of Employment and such termination is alleged to be for Cause, or the Company shall withhold payments or provision of benefits because the Executive is alleged to be engaged in Competition in breach of the provisions of paragraph 9.02 below or for any other reason, the Executive shall have the right, in addition to all other rights and remedies provided by law, at his election either to seek binding arbitration within the Racine, Wisconsin area or other mutually agreeable area under the rules of the American Arbitration Association, or to institute a judicial proceeding; all costs of such arbitration or judicial proceeding including all attorney fees, are to be borne by the Company if the Executive prevails.


    VIII. No Obligation to Mitigate Damages.
          ----------------------------------

          8.01 In the event of a Termination, as defined in paragraph 7.03 above, the Executive shall not be required to mitigate the amount of compensation and benefits set forth in paragraph 7.02 above by seeking employment with others, or otherwise, nor shall the amount of such compensation and benefits be reduced or offset in anyway by any income or benefits earned by Executive from another employer or other source after the termination becomes effective.


     IX.  Confidential Information, Non Compete.
          -------------------------------------

          9.01  The Executive agrees not to disclose,
(either while in the Company's employ, or at any time thereafter, to any person not employed by the Company, or not engaged to render services to the Company, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of the Company), any confidential information obtained by him while in the employ of the Company, including, without limitation, information relating to any of the Company's inventions, processes, formulae, plans, devises, compilations of information, methods of distribution, customers,, client relationships, marketing strategies or trade secrets; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known generally to the public or of information not considered confidential by persons engaged in the business conducted by the Company or from disclosure required by law or Court order. The Agreement herein made in this paragraph 9.01 shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Company, its subsidiaries and affiliates.

          9.02  (a)  Subject to the provisions of paragraph
7.05 above, there shall be no obligation on the part of the Company to make any further payments or provide any benefits required under this Agreement if the Executive shall, during the period that such payments are being made or benefits provided, engage in Competition with the Company as hereinafter defined.

                (b)  The word "Competition" for the purposes
of this paragraph 9.02 and any other provision of this Agreement shall mean (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products, which constituted 5% or more of the sales of the Company and its subsidiaries and affiliates during the last fiscal year of the Company preceding the termination of the Executive's employment, in any geographical area in which the Company, its subsidiaries or affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons, standing alone, be deemed Competition with the Company within the meaning of this paragraph 9.02, (ii) soliciting any person who is a customer of the businesses conducted by the Company, or any business in which the Executive has been engaged on behalf of the Company and its subsidiaries or affiliates at anytime during the term of this Agreement on behalf of a business described in clause (i) of this subparagraph 9.02(b) or (iii) inducing or attempting to persuade any employee of the Company or any of its subsidiaries or affiliates to terminate his employment relationship in order to enter into employment with a business described in clause (i) of this subparagraph 9.02(b).


     X.   Notices.
          -------

          10.01 All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the continental United States by registered or certified mail or personally delivered to the party entitled thereof at the address given from time to time by the parties to this Agreement which address shall be such address as the addressee may have given most recently by a similar notice.
Any such notice delivered in person shall be deemed to have been received on the date of delivery.

     XI.  General Provisions.
          ------------------

          11.01 There shall be no right of setoff or counterclaim in respect of any claim, debt or obligation against any payments to the Executive, his dependents, beneficiaries or estate, provided for in this Agreement.

          11.02 The Company and the Executive recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained in this Agreement and, in the event of any such breach, the Company and the Executive hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of such agreements.

          11.03 No right or interest to or in any payments shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

          11.04 (a) No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale,, assignment, encumbrance, charge, pledge, hypothecation, or setoff in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

                (b)  Except as herein provided, the
Executive shall not have any present right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under this Agreement. Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Executive or any other person.

          11.05 The term "beneficiaries" as used in this Agreement shall, in the event of the death of the Executive, include any person, including a corporate or individual beneficiary designated by the Executive in a written instrument in form acceptable to and filed with the Company. In the absence of such designation, or if the designation is invalid for any reason, the benefits shall then be paid to the Executive's estate.

          11.06 In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

          11.07 This Agreement shall be binding upon and shall inure to the benefit of the Executive, his heirs and legal representatives, and the Company and its successors, including ,without limitation, any corporate or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, sale or otherwise (and such successors shall thereafter be deemed embraced with the term "the Company" for the purposes of this Agreement).

          11.08 The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Wisconsin.


     XII. Amendment or Modification.
          -------------------------

          12.01 No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board of Directors of the Company or any authorized committee of the Board of Directors and shall be agreed to in writing, signed by the Executive and by an officer of the Company hereunto duly authorized.


    XIII. Severability.
          ------------

          13.01 In the event that any provision of this Agreement, or portion thereof, shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement and parts of such provision not so invalid or unenforceable shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


     XIV. Change in Control.
          -----------------

          14.01 For the purpose of this Agreement, the term "Change in Control of the Company' shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date of this Agreement; provided that, without limitation, such a change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities or

(b) during any period of 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such twenty-four (24) month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.


          IN WITNESS WHEREOF, the parties hereto have
executed this Agreement this  25th  day of Oct. , 1996.
                            -------       ------



                               MODINE MANUFACTURING COMPANY



                               BY: R. T. SAVAGE
                                  --------------------------
                                  Chairman of the Board and
                                    Chief Executive Officer
(SEAL)

Attest:

W. E. PAVLICK
------------------------
Secretary


                                  D. R. JOHNSON
                                  --------------------------
                                     Executive

                          EXHIBIT A


         Title

       President          The President shall be the Chief Operating
                          Officer of the Company and, subject of the control of the Board of Directors and the Chairman of the Board and Chief Executive officer, shall supervise and control the operations of the Company. In the absence of the CEO or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the CEO to act personally, the President shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO.